Exhibit 5.1
March 19, 2007
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
Ladies and Gentlemen:
     We have acted as counsel to Altus Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to $125,000,000 aggregate principal amount of its common stock, $0.01 par value per share (the “Common Stock”), which may be sold by the Company from time to time.
     In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, the Company’s Restated By-laws, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
     Based upon the foregoing, we are of the opinion that the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.